UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2025

Carter’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On November 13, 2025, The William Carter Company (the “Company”), a wholly owned subsidiary of Carter’s, Inc. (“Carter’s”), completed the sale of $575 million aggregate principal amount of 7.375% senior notes due 2031 (the “notes”). The Company received net proceeds from the offering of approximately $567 million, after deducting related fees and expenses, which it intends to use, together with cash on hand, to (i) redeem all of its outstanding 5.625% senior notes due 2027, (ii) pay related fees and expenses and (iii) with any remaining amounts, for general corporate purposes.

The notes were issued pursuant to an indenture, dated November 13, 2025 (the “indenture”), by and among the Company, certain guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee. The notes are the senior unsecured obligations of the Company and are fully and unconditionally guaranteed, subject to certain exceptions, by Carter’s and by each of the Company’s current and, subject to certain exceptions, future domestic subsidiaries that guarantee the Company’s secured revolving credit facility or certain other debt of the Company or the subsidiary guarantors. The indenture limits the ability of the Company and each of the guarantors of the notes to incur certain liens, enter into certain sale and leaseback transactions, and consolidate, merge or sell all or substantially all of their assets.

The notes will be redeemable, in whole or in part, at any time or from time to time on or after November 15, 2027, at the redemption prices specified in the indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time and from time to time prior to November 15, 2027, the notes may be redeemed, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem up to 40% of the notes at any time or from time to time before November 15, 2027, with the net cash proceeds from certain equity offerings at a redemption price equal to 107.375%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In the event of a change of control of the Company and a rating downgrade, the Company will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The indenture contains customary events of default, which include (subject in certain cases to customary grace and cure periods), nonpayment of principal or interest; breach of other agreements in the indenture; failure to pay certain other indebtedness; certain events of bankruptcy, insolvency or reorganization; failure to pay certain final judgments; and failure of certain guarantees to be enforceable.

The foregoing descriptions are summaries of the material terms of these agreements and are not complete and are subject to, and qualified in their entirety by, the complete text of these agreements which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, each of which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

Notes Offering

The notes were offered and sold pursuant to a purchase agreement, dated October 29, 2025, between the Company, the guarantors named therein, and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers identified therein (collectively, the “Initial Purchasers”). The notes were resold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered for sale under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities. Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with Carter’s and its affiliates for which they have received, or will receive, customary fees and expenses.

The purchase agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the material terms of the purchase agreement is qualified in its entirety by reference to such exhibit.

Also, on November 13, Carter’s issued a press release announcing the closing of the notes offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ABL Credit Facility

In addition, as previously disclosed, we expect to enter into a new asset based revolving credit facility, which will provide for a five-year senior secured asset based revolving credit facility of up to $750 million, subject to a borrowing base thereunder (the “asset based revolving credit facility”). The asset based revolving credit facility would replace our existing secured revolving credit facility. We have obtained commitments for the full amount of the contemplated asset based revolving credit facility and we anticipate entering into the asset based revolving credit facility on or around November 17, 2025. However, there can be no assurance that we will enter into any such asset based revolving credit facility and commitments received to date are subject to satisfactory documentation and certain other conditions.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “anticipate”, “target”, “plans”, “may”, “will”, “are confident” and similar words, as well as statements relating to our expectations with respect to the asset based revolving credit facility and our intention to use the net proceeds from the offer and sale of the notes to redeem existing debt securities and repay outstanding indebtedness, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this Form 8-K. These risks and uncertainties include, but are not limited to, those disclosed in Part II, Item 1A. “Risk Factors” of our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2025, June 28, 2025, and September 27, 2025 and Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and otherwise in our reports and filings with the Securities and Exchange Commission. Except for any ongoing obligations to disclose material information as required by federal securities laws, we do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this Form 8-K does not constitute an admission by us or any other person that the events or circumstances described in such statement are material.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

1.1	Purchase Agreement, dated October 29, 2025, by and among The William Carter Company, certain guarantors from time to time party thereto and J.P. Morgan Securities LLC.

4.1	Indenture, dated November 13, 2025, by and among The William Carter Company, certain guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of 7.375% Senior Notes due 2031 (included in Exhibit 4.1)

99.1	Press release dated November 13, 2025 announcing the closing of the senior notes offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.

Date: November 13, 2025	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Chief Legal & Compliance Officer and Secretary